UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Zuora, Inc.
(Exact name of registrant as specified in its charter)

	Delaware	001-38451	20-5530976
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3050 South Delaware Street, Suite 301, San Mateo, California		94403
	(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 425-1281
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2019, the Board of Directors (the “Board”) of Zuora, Inc. (“Zuora”) approved Zuora's Cash Incentive Plan (the “Bonus Plan”), effective beginning with Zuora's fiscal year 2020 which began on February 1, 2019. The Bonus Plan provides for the potential payment of bonuses to selected employees, including Zuora's executive officers. Bonuses under the Bonus Plan are payable in cash as provided in the Bonus Plan. Award determinations with respect to fiscal 2020 will be based upon the achievement of objective corporate performance metrics, including net annual recurring revenue, profit margin and sales and marketing efficiency, as well as a review of individual performance. In future years, awards also may be based on: profit before tax; billings; revenue; net revenue; earnings; operating income; operating margin; operating profit; net profit; gross margin; net income; earnings per share; total stockholder return; individual business objectives; or any other metric that is capable of measurement as determined by the Compensation Committee.
The foregoing description of the Bonus Plan does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Bonus Plan, a copy of which Zuora expects to file with its Quarterly Report on Form 10-Q for the quarterly period ending April 30, 2019, and upon filing will be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)
Dated: March 4, 2019	By:	/s/ Jennifer Pileggi
Jennifer Pileggi
Senior Vice President, General Counsel and Corporate Secretary